Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2017

THIRD QUARTER RESULTS

CHICAGO, December 5, 2017. Claire’s Stores, Inc. (the “Company”), one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids, today reported its financial results for the fiscal 2017 third quarter, which ended October 28, 2017.

Third Quarter Results

The Company reported net sales of $314.6 million for the fiscal 2017 third quarter, an increase of $2.5 million, or 0.8% compared to the fiscal 2016 third quarter. Sales would have decreased 1.1% excluding the favorable impact from foreign currency exchange rate changes. Excluding the foreign currency exchange rate effect, the decrease was primarily due to the effect of store closures, partially offset by an increase in same store sales and an increase in new concession and company-operated store sales.

Consolidated same store sales increased 1.1%, with North America same store sales increasing 2.4% and Europe same store sales decreasing 1.0%. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates. For the fiscal 2017 fourth quarter-to-date period, consolidated same store sales are flat, with North America performing similarly to Europe.

Gross profit percentage increased 200 basis points to 48.5% during the fiscal 2017 third quarter versus 46.5% for the prior year quarter. This increase in gross profit percentage consisted of a 120 basis point increase in merchandise margin and a 90 basis point decrease in occupancy, partially offset by a 10 basis point increase in buying and buying-related costs. The increase in merchandise margin percentage resulted primarily from higher initial markup and lower markdowns. The decrease in occupancy costs, as a percentage of net sales, resulted primarily from the leveraging effect of an increase in same store sales.

Selling, general and administrative expenses increased $2.4 million, or 2.1%, compared to the fiscal 2016 third quarter. As a percentage of net sales, selling, general and administrative expenses increased 50 basis points. Selling, general, and administrative expenses would have increased $0.1 million excluding an unfavorable $2.3 million foreign currency translation effect.

Adjusted EBITDA in the fiscal 2017 third quarter was $42.4 million, an increase of $5.4 million, or 14.8% compared to the fiscal 2016 third quarter. Adjusted EBITDA would have been $41.7 million excluding the foreign currency translation effect in the third quarter of 2017. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, and asset impairments. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other items. A reconciliation of net loss to Adjusted EBITDA is attached.

As of October 28, 2017, cash and cash equivalents were $25.8 million. The Company had $71.0 million drawn on its ABL Credit Facility as of October 28, 2017. The fiscal 2017 third quarter cash balance decrease of $5.4 million from the second quarter consisted of $75.5 million of cash interest payments, $4.9 million of capital expenditures and $2.7 million for tax payments and other items, offset by positive impacts of $42.4 million of Adjusted EBITDA, $25.0 million from net borrowings under our ABL Credit Facility and $10.3 million from seasonal working capital sources.

Store Count as of:	October 28, 2017	January 28, 2017	October 29, 2016
North America	1,602	1,641	1,688
Europe	1,036	1,069	1,081

Subtotal Company-operated	2,638	2,710	2,769

Franchise	653	603	598

Total global stores	3,291	3,313	3,367

Concession stores	929	933	935

Conference Call Information

The Company will host its third quarter conference call on Wednesday December 6, at 10:00 a.m. (Eastern Time). To connect, please dial 888-455-9658 (domestic) or 210-839-8631 (international). The password is “Claires”. An audio replay will be available through January 6, 2018, by dialing 866-395-9163 (domestic) or 203-369-0499 (international). The password is 85431. The conference call will also be webcast and archived until January 6, 2018 on the Company’s corporate website at www.clairestores.com, where it can be accessed by clicking the “Financial” tab and choosing the “Events” link.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its stores under two brand names: Claire’s® and Icing®. As of October 28, 2017, Claire’s Stores, Inc. operated 2,638 stores in 17 countries throughout North America and Europe, excluding 929 concession locations. The Company franchised 653 stores in 28 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America, Southern Africa, and Russia. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through other channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our company-operated store base, expand our international store base through franchise or similar licensing arrangements or expand our store base through store concessions; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including laws and regulations governing the sale of our products, particularly regulations relating to heavy metals and chemical content in our products; changes in anti-bribery laws; changes in employment laws, including laws relating to overtime pay, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 filed with the SEC on April 14, 2017. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

Scott Huckins, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

THIRD FISCAL QUARTER

	Three Months Ended	Three Months Ended
	October 28, 2017	October 29, 2016
Net sales	$314,584	$312,041
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	162,092	166,833

Gross profit	152,492	145,208

Other expenses:
Selling, general and administrative	115,336	112,964
Depreciation and amortization	10,755	14,061
Impairment of assets	—	142,271
Severance and transaction-related costs	335	205
Other income, net	(3,376)	(3,900)

	123,050	265,601

Operating income (loss)	29,442	(120,393)
Gain on early debt extinguishment	—	317,323
Interest expense, net	43,229	47,101

(Loss) income before income tax expense (benefit)	(13,787)	149,829
Income tax expense (benefit)	1,758	(749)

Net (loss) income	$(15,545)	$150,578

	Nine Months Ended	Nine Months Ended
	October 28, 2017	October 29, 2016
Net sales	$930,842	$928,860
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	475,463	495,869

Gross profit	455,379	432,991

Other expenses:
Selling, general and administrative	338,622	333,058
Depreciation and amortization	32,848	41,917
Impairment of assets	—	142,271
Severance and transaction-related costs	867	1,903
Other income, net	(8,248)	(5,493)

	364,089	513,656

Operating income	91,290	(80,665)
Gain on early debt extinguishment	—	317,323
Interest expense, net	130,203	157,803

(Loss) income before income tax expense (benefit)	(38,913)	78,855
Income tax expense (benefit)	3,878	(888)

Net (loss) income	$(42,791)	$79,743

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	October 28, 2017	January 28, 2017
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$25,819	$55,792
Inventories	157,827	130,239
Prepaid expenses	16,755	14,642
Other current assets	27,237	25,270

Total current assets	227,638	225,943

Property and equipment:
Furniture, fixtures and equipment	225,356	218,804
Leasehold improvements	302,042	297,636

	527,398	516,440
Accumulated depreciation and amortization	(406,557)	(381,975)

	120,841	134,465

Leased property under capital lease:
Land and building	18,055	18,055
Accumulated depreciation and amortization	(6,990)	(6,313)

	11,065	11,742

Goodwill	1,132,575	1,132,575
Intangible assets, net of accumulated amortization of $84,740 and $80,502, respectively	454,215	454,956
Other assets	42,345	40,525

	1,629,135	1,628,056

Total assets	$1,988,679	$2,000,206

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Current portion of long-term debt, net	$—	$18,405
Trade accounts payable	80,887	69,731
Income taxes payable	5,761	6,083
Accrued interest payable	24,079	53,266
Accrued expenses and other current liabilities	85,494	87,146

Total current liabilities	196,221	234,631

Long-term debt, net	2,112,961	2,118,653
Revolving credit facility, net	69,607	3,925
Obligation under capital lease	16,082	16,388
Deferred tax liability	99,134	99,255
Deferred rent expense	33,977	34,300
Unfavorable lease obligations and other long-term liabilities	9,306	10,376

	2,341,067	2,282,897

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	630,686	630,496
Accumulated other comprehensive loss, net of tax	(40,567)	(51,881)
Accumulated deficit	(1,138,728)	(1,095,937)

	(548,609)	(517,322)

Total liabilities and stockholder’s deficit	$1,988,679	$2,000,206

Net (Loss) Income Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net (loss) income, adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net (loss) income, in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net (loss) income as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended October 28, 2017	Three Months Ended October 29, 2016	Nine Months Ended October 28, 2017	Nine Months Ended October 29, 2016
Net (loss) income	$(15,545)	$150,578	$(42,791)	$79,743
Income tax expense (benefit)	1,758	(749)	3,878	(888)
Interest expense	43,243	47,112	130,231	157,828
Interest income	(14)	(11)	(28)	(25)
Impairment of assets (a)	—	142,271	—	142,271
Gain on early debt extinguishment (b)	—	(317,323)	—	(317,323)
Depreciation and amortization	10,755	14,061	32,848	41,917
Amortization of intangible assets	1,315	683	3,177	2,054
Stock compensation, book to cash rent (c)	208	(251)	(364)	(1,613)
Management fee, consulting (d)	77	1,010	1,424	2,750
Other (e)	638	(419)	3,256	4,567

Adjusted EBITDA	$42,435	$36,962	$131,631	$111,281

a)	Represents estimated impairment charges recorded in connection with the Company’s assessment of impairment of goodwill and other indefinite-lived intangible assets.

b)	Includes gain on early debt extinguishment in connection with the completion of a private exchange of notes for term loan debt and write-off of unamortized debt financing costs associated with the refinancing of the former U.S Credit Facility.

c)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.

d)	Includes: the former management fee paid to Apollo Management and Cowen Group, Inc. and non-recurring consulting expenses.

e)	Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures and non-cash asset write-offs; other payments associated with store closures; costs, including third party charges, compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; store pre-opening costs; and severance and transaction- related costs.